UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 6, 2006

WHEELING ISLAND GAMING, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-81778	16-1333214
(State or other jurisdiction of incorporation)	(Registration Number)	(IRS Employer Identification No.)

1 South Stone Street, Wheeling, West Virginia		26003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (304) 232-5050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 7, 2006, senior management of Wheeling Island Gaming, Inc. (the “Company”), which is a direct subsidiary of Delaware North Companies Gaming & Entertainment, Inc. and an indirect subsidiary of Delaware North Companies, Inc., established performance measures for the 2006 cycle under the Company’s Target Incentive Plan as it relates to the position of Vice President of Finance. The 2006 cycle under the Target Incentive Plan began on January 1, 2006 and will end on December 31, 2006. Performance measures for the 2006 cycle consist of 50% for financial objectives and 50% for business objectives for the position of Vice President of Finance. For the position of Vice President of Finance, the (i) financial objective is solely based on the Company’s operating profit and (ii) business objectives are based 25% on implementing internal and external financial policy and reporting initiatives including coordination of the transition of auditing services to the new independent auditor, 10% on the development of succession planning programs,  10% on initiatives related to compliance with the Sarbanes-Oxley Act and 5% on the development and maintenance of marketing program value metrics.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(c) Appointment of Principal Officers

On June 6, 2006, the Board of Directors of the Company appointed Phillip Simons, the Company’s current Vice President — Finance, as the Principal Financial Officer of the Company. Mr. Simons was appointed the Vice President-Finance of the Company on April 26, 2006. Prior to joining the Company, Mr. Simons had been a consultant for Destination Hotels and Resorts since June 2005. During the five-year period before his consulting position with Destination Hotels and Resorts, Mr. Simons was the Director of Finance for various resorts and casinos including: Wyndham International - El Conquistador Resort and Casino, Carlson Companies - Radisson Aruba Resort and Casino and Destination Hotels and Resorts - Vail Cascade Resort and Spa.

On June 6, 2006, Michael D. Corbin resigned as Interim Vice President of Finance, principal financial officer and chief accounting officer of the Company, with such resignation effective that same day.

_______________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Wheeling Island Gaming, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELING ISLAND GAMING, INC.

By:	/s/ Phillip Simons
Name: Phillip Simons
Title: Vice President of Finance

Date:  June 9, 2006